EX-35.3
(logo)  TB&W
        Taylor, Bean & Whitaker
        Mortgage Corp.

Taylor, Bean & Whitaker
Mortgage Corp.
315 N.E. 14th Street
Ocala, Florida 34470
Bus: (352) 351-1109
Fax: (352) 867-1190

February 26, 2008

To: Wells Fargo Bank, N.A.
    9062 Old Annapolis Road
    Columbia, Maryland 21045
    Attn: Corporate Trust Office (CSMC 2007-6)

    DLJ Mortgage Capital, Inc.
    11 Madison Avenue, 4th Floor
    New York, New York 10010
    Attn: Peter Sack (CSMC 2007-6)

    DLJ Mortgage Capital, Inc.
    11 Madison Avenue, 4th Floor
    New York, New York 10010
    Attn: Bruce Kaiserman (CSMC 2007-6)

    Credit Suisse First Boston Mortgage Securities Corp.
    11 Madison Avenue, 4th Floor
    New York, New York 10010
    Attn: Peter Sack (CSMC 2007-6)

    Credit Suisse First Boston Mortgage Securities Corp.
    11 Madison Avenue, 4th Floor
    New York, New York 10010
    Attn: Bruce Kaiserman (CSMC 2007-6)

Re: Annual Officer's Certificate delivered pursuant to Section 12.04 of the Seller's Purchase, Warranties and Servicing Agreement dated as of February 1, 2007 (the "Agreement"), between DLJ Mortgage Capital, Inc. (the "Purchaser") and Taylor Bean & Whitaker Mortgage Corp. (the "Servicer"), relating to CSMC Mortgage-Backed Trust Certificates, Series 2007-6

Paul R. Allen, the undersigned duly authorized Chief Executive Officer of the Servicer, does hereby certify the following for the calendar year ending on December 31, 2007:

1. A review of the activities of the Servicer during the preceding calendar year (or a portion thereof) and of its performance under the Agreement and the Reconstituted Servicing Agreement dated as of September 1, 2007 by and among the Servicer, the Purchaser, Wells Fargo Bank, N.A. (the "Master Servicer") and U.S. Bank National Association (the "Reconstitution Agreement"), for such period has been made under my supervision.

(page)


2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement and Reconstitution Agreement in all material respects throughout such year (or applicable portion thereof).


Certified by:

Taylor, Bean & Whitaker Mortgage Corp.

By: /s/ Paul R. Allen
Name: Paul R. Allen
Title: Chief Executive Officer